UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 01, 2010

MINN-DAK FARMERS COOPERATIVE

(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, North Dakota		58075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 642-8411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        OTHER EVENTS.

On November 30, Richland County, North Dakota (the “Issuer”) closed a bond issuance: the Variable Rate Demand Recovery Zone Facility Revenue Bonds (Minn-Dak Farmers Cooperative Project) Series 2010C in the principal amount of $8,015,000 (the “Series 2010C Bonds,”) The Bonds will be issued pursuant to an Indenture of Trust between the Issuer and Wells Fargo Bank, National Association, Minneapolis, Minnesota as trustee (the “Trustee”).  The Series 2010C Bonds have a stated maturity of November 1, 2028.  The Bonds are being purchased from the Issuer by W.R. Taylor & Company, LLC, Montgomery, Alabama, as the underwriter and remarketer.

Proceeds of the Bonds will be loaned to the Company pursuant to a Loan Agreement (the “Agreement”). Under the Agreement, the Company will agree to make payments sufficient to pay when due the principal of, premium, if any, and interest on the Bonds. The Company will also be required to pay as additional payments amounts sufficient to fund mandatory redemptions and any purchase of Bonds at the Company’s option or on a mandatory basis as described in the Indenture.  The purchase price for the Bonds, whether optional or mandatory, is par plus accrued interest.

Upon issuance of the Bonds, CoBank, ACB (the “Bank”) issued its Letter of Credit (the “Letter of Credit”) to the Trustee.  Under the Letter of Credit, the Bank unconditionally and irrevocably agrees to pay to the Trustee, the full and complete payment required to be made of amounts equal to the principal of and up to one hundred nine days’ interest on outstanding Bonds when the same become due and payable, and the purchase price of outstanding Bonds tendered for purchase pursuant to the Indenture, including certain redemptions and any additional amounts included in the applicable redemption price with respect to such redemptions, when the same become due and payable.  The initial face amount of the Letter of Credit is $9,078,242.47.  The Letter of Credit becomes due on or before April 30, 2012 unless extended. The Letter of Credit may be released upon delivery of a substitute credit complying with the terms of the Indenture.

Prior to conversion of the interest rate to a fixed rate under the terms of the Indenture, the Bonds will bear interest computed on the basis of a 365- or 366-day year, as applicable, based on the actual number of days elapsed and subject to adjustment each Thursday.  The interest rate will be equal to the lowest annual rate which, in the opinion of the remarketing agent (initially W.R. Taylor & Company, LLC), will allow the remarketing agent to sell all outstanding Bonds of this series on the next succeeding Thursday at a price equal to par, plus accrued and unpaid interest.  However, in no case will the interest rate exceed 10%. The interest rate will convert from this adjustable rate to a fixed rate on the earlier of (i) the third business day preceding the date of termination of the Letter of Credit, if forty-five days prior to such credit termination date a commitment for a substitute credit (or an extension of the existing credit) is not delivered to the Trustee and (ii) the business day so designated by the Company in accordance with the Indenture.  The fixed rate is the interest rate or rates in effect on and after the date of conversion to the fixed rate, which is subject to adjustment in accordance with the Indenture.

Proceeds of the Series 2010C Bonds will be used to construct and equip improvements to the Company’s sugar beet processing facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

Dated: December 01, 2010	By	/S/ David H. Roche
David H. Roche President and Chief Executive Officer